UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 14, 2014

Insight Enterprises, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-25092	86-0766246
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6820 South Harl Avenue, Tempe, Arizona		85283
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	480-333-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 14, 2014, the Board of Directors of Insight Enterprises, Inc. (the "Company") approved and adopted Amended and Restated Bylaws (the "Restated Bylaws"), effective as of that date.

With respect to stockholder nominations of directors or stockholder proposals to be brought before a meeting of stockholders, the Restated Bylaws expand the information requirements that a stockholder proponent must provide about a director nominee, the stockholder proponent and any associated person of the stockholder proponent and any business proposed by the stockholder proponent, including any interest of any associated person in the proposal or director nomination. In particular, the Restated Bylaws are more specific about, and increase, the disclosure requirements for information that must be provided to the Company with respect to shares of the Company held by the stockholder proponent and any associated person of the stockholder proponent, derivative interests held by the stockholder proponent and any associated person of the stockholder proponent and any voting agreements or arrangements with the proponent and any associated person of the stockholder proponent and require a stockholder proponent to provide a list of all transactions involving Company securities by the stockholder proponent and any associated person of the stockholder proponent within the six month period prior to the date of the stockholder proponent’s notice.

In addition, the Restated Bylaws effect several additional minor clarifications and revisions to the prior bylaws, including, but not limited to:

• clarify that a quorum at a meeting cannot be defeated by stockholders withdrawing from a meeting;

• clarify that the annual meeting would be held at the principal executive office of the Company in the event no other place is fixed by the Board of Directors and permit the holding of the annual meeting solely through remote communication;

• clarify that no reduction in the authorized number of directors would serve to shorten the term of any directors’ term of office and that if a director resigns as of a future date, the Board of Directors may elect a successor to take office as of that future date;

• update and clarify statements about compensation of directors;

• more expressly permit notice by electronic communication; and

• clarify that the indemnification provisions represent contract rights between the Company and each indemnified person, and that any amendments to those provisions will be prospective only and will not adversely affect indemnification rights related to past events.

The foregoing does not constitute a complete summary of the amendments to the Company’s Restated Bylaws and is qualified in its entirety by reference to the complete text of the Restated Bylaws, which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Insight Enterprises, Inc. ("Insight" or the "Company") was held on May 14, 2014. At the Company’s 2014 Annual Meeting of Stockholders, the following proposals were considered:

(1) The election of three Class II directors to serve until the 2017 annual meeting of stockholders or until their respective successors have been duly elected and qualified;
(2) An advisory vote to approve named executive officer compensation;
(3) The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2014; and
(4) A stockholder proposal on declassifying the Board of Directors.

The final voting results for each proposal are described below. For beneficial owners holding Insight common stock at a bank or brokerage institution, a "broker non-vote" occurred if the owner failed to give voting instructions, and the bank or broker was otherwise restricted from voting on the owner’s behalf.

Proposal 1

Three Class II directors were elected, and the aggregate votes cast for or against, as well as the abstentions and broker non-votes, were as follows:

Larry A. Gunning –

For – 36,653,345, Against – 559,106, Abstentions – 21,032, Broker Non-Votes – 1,490,186

Robertson C. Jones –

For – 36,665,458, Against – 546,992, Abstentions – 21,033, Broker Non-Votes – 1,490,186

Kenneth T. Lamneck –

For – 36,736,271, Against – 476,332, Abstentions – 20,880, Broker Non-Votes – 1,490,186

In addition, Class I Directors (Richard E. Allen, Bennett Dorrance and Michael M. Fisher) and Class III Directors (Timothy A. Crown, Anthony A. Ibargüen and Kathleen S. Pushor) continued their respective terms of office following the 2014 Annual Meeting of Stockholders.

Proposal 2

The stockholders voted, by an advisory vote, to approve the compensation of our named executive officers, and the aggregate votes cast for or against, as well as the abstentions and broker non-votes, were as follows:

For – 36,123,982, Against – 1,040,903, Abstentions – 68,598, Broker Non-Votes – 1,490,186

Proposal 3

The Audit Committee’s appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2014 was ratified, and the aggregate votes cast for or against and the abstentions were as follows:

For – 38,485,486, Against – 212,411, Abstentions – 25,772

Proposal 4

The stockholders voted to approve, in a non-binding, advisory vote, a stockholder proposal that the Board of Directors initiate a process to declassify the Board of Directors, and the aggregate votes cast for or against, as well as the abstentions and broker non-votes, were as follows:

For – 34,891,618, Against – 1,554,212, Abstentions – 787,653, Broker Non-Votes – 1,490,186

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number Description
------------ --------------------------------------------

3.2 Amended and Restated Bylaws of Insight Enterprises, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insight Enterprises, Inc.

May 16, 2014	By:	/s/ Glynis A. Bryan

Name: Glynis A. Bryan
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

3.2	Amended and Restated Bylaws of Insight Enterprises, Inc.